Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-219630

Issuer Free Writing Prospectus, dated April 30, 2020

The Boeing Company

Final Term Sheet

$3,000,000,000 4.508% Senior Notes due 2023

Summary of Final Terms

Dated April 30, 2020

Issuer	The Boeing Company

Principal Amount	$3,000,000,000

Trade Date	April 30, 2020

Settlement Date (T+2)	May 4, 2020

Maturity Date	May 1, 2023

Treasury Benchmark	UST 0.250% due April 15, 2023

Treasury Price / Yield	99-31 1⁄4 / 0.258%

Spread to Treasury	+425 bps

Reoffer Yield	4.508%

Price to Public[1]	100.000%

Gross Fee Spread	0.250%

Coupon (Interest Rate)	4.508%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2020

Call Provision	MWC @ T+50 bps at any time prior to April 1, 2023 (one month prior to maturity); par call at any time on or after April 1, 2023

CUSIP / ISIN	097023 CS2 / US097023CS21

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Co-Managers

ANZ Securities, Inc.

Banca IMI S.p.A.

Barclays Capital Inc.

ICBC Standard Bank Plc[2]

Lloyds Securities Inc.

PNC Capital Markets LLC

Standard Chartered Bank[3]

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities, Inc.

Apto Partners, LLC

Bancroft Capital LLC

Blaylock Van, LLC

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

C.L. King & Associates, Inc.

Drexel Hamilton, LLC

Great Pacific Securities

Guzman & Company

Loop Capital Markets LLC

MFR Securities, Inc.

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Penserra Securities LLC

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stern Brothers & Co.

Telsey Advisory Group LLC

Tribal Capital Markets, LLC

$3,500,000,000 4.875% Senior Notes due 2025

Summary of Final Terms

Dated April 30, 2020

Issuer	The Boeing Company

Principal Amount	$3,500,000,000

Trade Date	April 30, 2020

Settlement Date (T+2)	May 4, 2020

Maturity Date	May 1, 2025

Treasury Benchmark	UST 0.500% due March 31, 2025

Treasury Price / Yield	100-19+ / 0.375%

Spread to Treasury	+450 bps

Reoffer Yield	4.875%

Price to Public[1]	100.000%

Gross Fee Spread	0.350%

Coupon (Interest Rate)	4.875%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2020

Call Provision	MWC @ T+50 bps at any time prior to April 1, 2025 (one month prior to maturity); par call at any time on or after April 1, 2025

CUSIP / ISIN	097023 CT0 / US097023CT04

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Co-Managers

ANZ Securities, Inc.

Banca IMI S.p.A.

Barclays Capital Inc.

ICBC Standard Bank Plc[2]

Lloyds Securities Inc.

PNC Capital Markets LLC

Standard Chartered Bank[3]

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities, Inc.

Apto Partners, LLC

Bancroft Capital LLC

Blaylock Van, LLC

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

C.L. King & Associates, Inc.

Drexel Hamilton, LLC

Great Pacific Securities

Guzman & Company

Loop Capital Markets LLC

MFR Securities, Inc.

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Penserra Securities LLC

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stern Brothers & Co.

Telsey Advisory Group LLC

Tribal Capital Markets, LLC

$2,000,000,000 5.040% Senior Notes due 2027

Summary of Final Terms

Dated April 30, 2020

Issuer	The Boeing Company

Principal Amount	$2,000,000,000

Trade Date	April 30, 2020

Settlement Date (T+2)	May 4, 2020

Maturity Date	May 1, 2027

Treasury Benchmark	UST 0.625% due March 31, 2027

Treasury Price / Yield	100-18+ / 0.540%

Spread to Treasury	+450 bps

Reoffer Yield	5.040%

Price to Public[1]	100.000%

Gross Fee Spread	0.400%

Coupon (Interest Rate)	5.040%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2020

Call Provision	MWC @ T+50 bps at any time prior to March 1, 2027 (two months prior to maturity); par call at any time on or after March 1, 2027

CUSIP / ISIN	097023 CU7 / US097023CU76

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Co-Managers

ANZ Securities, Inc.

Banca IMI S.p.A.

Barclays Capital Inc.

ICBC Standard Bank Plc[2]

Lloyds Securities Inc.

PNC Capital Markets LLC

Standard Chartered Bank[3]

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

Junior Co-Managers

Academy Securities, Inc.

Apto Partners, LLC

Bancroft Capital LLC

Blaylock Van, LLC

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

C.L. King & Associates, Inc.

Drexel Hamilton, LLC

Great Pacific Securities

Guzman & Company

Loop Capital Markets LLC

MFR Securities, Inc.

Mischler Financial Group, Inc.

Multi-Bank Securities, Inc.

Penserra Securities LLC

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.

Siebert Williams Shank & Co., LLC

Stern Brothers & Co.

Telsey Advisory Group LLC

Tribal Capital Markets, LLC

$4,500,000,000 5.150% Senior Notes due 2030

Summary of Final Terms

Dated April 30, 2020

Issuer	The Boeing Company

Principal Amount	$4,500,000,000

Trade Date	April 30, 2020

Settlement Date (T+2)	May 4, 2020

Maturity Date	May 1, 2030

Treasury Benchmark	UST 1.500% due February 15, 2030

Treasury Price / Yield	108-01+ / 0.650%

Spread to Treasury	+450 bps

Reoffer Yield	5.150%

Price to Public[1]	100.000%

Gross Fee Spread	0.450%

Coupon (Interest Rate)	5.150%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2020

Call Provision	MWC @ T+50 bps at any time prior to February 1, 2030 (three months prior to maturity); par call at any time on or after February 1, 2030

CUSIP / ISIN	097023 CY9 / US097023CY98

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Co-Managers

ANZ Securities, Inc.

Banca IMI S.p.A.

Barclays Capital Inc.

ICBC Standard Bank Plc[2]

Lloyds Securities Inc.

PNC Capital Markets LLC

Standard Chartered Bank[3]

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC R. Seelaus & Co., LLC Siebert Williams Shank & Co., LLC

$3,000,000,000 5.705% Senior Notes due 2040

Summary of Final Terms

Dated April 30, 2020

Issuer	The Boeing Company

Principal Amount	$3,000,000,000

Trade Date	April 30, 2020

Settlement Date (T+2)	May 4, 2020

Maturity Date	May 1, 2040

Treasury Benchmark	UST 2.375% due November 15, 2049

Treasury Price / Yield	126-05 / 1.305%

Spread to Treasury	+440 bps

Reoffer Yield	5.705%

Price to Public[1]	100.000%

Gross Fee Spread	0.750%

Coupon (Interest Rate)	5.705%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2020

Call Provision	MWC @ T+50 bps at any time prior to November 1, 2039 (six months prior to maturity); par call at any time on or after November 1, 2039

CUSIP / ISIN	097023 CV5 / US097023CV59

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Co-Managers

ANZ Securities, Inc.

Banca IMI S.p.A.

Barclays Capital Inc.

ICBC Standard Bank Plc[2]

Lloyds Securities Inc.

PNC Capital Markets LLC

Standard Chartered Bank[3]

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC R. Seelaus & Co., LLC Siebert Williams Shank & Co., LLC

$5,500,000,000 5.805% Senior Notes due 2050

Summary of Final Terms

Dated April 30, 2020

Issuer	The Boeing Company

Principal Amount	$5,500,000,000

Trade Date	April 30, 2020

Settlement Date (T+2)	May 4, 2020

Maturity Date	May 1, 2050

Treasury Benchmark	UST 2.375% due November 15, 2049

Treasury Price / Yield	126-05 / 1.305%

Spread to Treasury	+450 bps

Reoffer Yield	5.805%

Price to Public[1]	100.000%

Gross Fee Spread	0.875%

Coupon (Interest Rate)	5.805%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2020

Call Provision	MWC @ T+50 bps at any time prior to November 1, 2049 (six months prior to maturity); par call at any time on or after November 1, 2049

CUSIP / ISIN	097023 CW3 / US097023CW33

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Co-Managers

ANZ Securities, Inc.

Banca IMI S.p.A.

Barclays Capital Inc.

ICBC Standard Bank Plc[2]

Lloyds Securities Inc.

PNC Capital Markets LLC

Standard Chartered Bank[3]

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

$3,500,000,000 5.930% Senior Notes due 2060

Summary of Final Terms

Dated April 30, 2020

Issuer	The Boeing Company

Principal Amount	$3,500,000,000

Trade Date	April 30, 2020

Settlement Date (T+2)	May 4, 2020

Maturity Date	May 1, 2060

Treasury Benchmark	UST 2.375% due November 15, 2049

Treasury Price / Yield	126-05 / 1.305%

Spread to Treasury	+462.5 bps

Reoffer Yield	5.930%

Price to Public[1]	100.000%

Gross Fee Spread	0.925%

Coupon (Interest Rate)	5.930%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2020

Call Provision	MWC @ T+50 bps at any time prior to November 1, 2059 (six months prior to maturity); par call at any time on or after November 1, 2059

CUSIP / ISIN	097023 CX1 / US097023CX16

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers	Commerz Markets LLC Credit Agricole Securities (USA) Inc.

Co-Managers	ANZ Securities, Inc. Banca IMI S.p.A. Barclays Capital Inc. Standard Chartered Bank[3] Westpac Capital Markets LLC

Notes:

1	Plus accrued interest, if any, from May 4, 2020.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, BofA Securities, Inc. at 1-800-294-1322, J.P. Morgan Securities LLC at 1-212-834-4533 and Wells Fargo Securities, LLC at 1-800-645-3751.